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                                                                    EXHIBIT 99.1

                                  VAXGEN, INC.

                              AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN


         This Amended and Restated 1996 Stock Option Plan (the "Plan") provides for the grant of options to acquire shares of common stock, $0.01 par value (the "Common Stock"), of VaxGen, Inc., a Delaware corporation (the "Company"). Stock options granted under this Plan that qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in this Plan as "Incentive Stock Options." Incentive Stock Options and stock options that do not qualify as such under Section 422 of the Code ("Non-Qualified Stock Options") granted under this Plan are referred to as "Options."

         The Plan was initially adopted on October 29, 1996.

1.       PURPOSES.

         The purposes of this Plan are to retain the services of non-employee directors, valued key employees and consultants of the Company, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the stockholders of the Company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to directors, consultants and other persons selected by the Board of Directors in accordance with Section 3 below.

2.       ADMINISTRATION.

         This Plan shall be administered by the full Board of Directors of the Company (the "Board") or if the Board so desires, by a committee designated by the Board and composed of two (2) or more "Non-Employee Directors" (as defined below). The term "Non-Employee Directors" shall have the meaning assigned to it under Rule 16b-3 (as amended from time to time) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event that the Company is or becomes subject to the provisions of Section 16 of the Exchange Act, the Board shall attempt to provide for administration of the Plan, insofar as it relates to the participation of officers, directors or stockholders of the Company who at the time in question are subject to the reporting and liability provisions of Section 16 of the Exchange Act (the "Insiders"), in a manner which shall qualify the grant, exercise, expiration or surrender of options under this Plan for the treatment afforded by Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulatory requirement. The term "Board" when used in any provision of this Plan other than Section 5(n) shall be deemed to refer to the Board or any committee thereof appointed to administer this Plan.


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         Subject to the provisions of this Plan, and with a view to effecting its purpose, the Board shall have sole authority, in its absolute discretion, to
(a) construe and interpret this Plan; (b) define the terms used in this Plan;
(c) prescribe, amend and rescind rules and regulations relating to this Plan;
(d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) grant Options under this Plan; (f) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (g) determine the time or times at which Options shall be granted under this Plan; (h) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (i) determine all other terms and conditions of Options; and (j) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Board shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

3.       ELIGIBILITY.

         Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company ("Employees"). Non-Qualified Stock Options may be granted to Employees, Non-Employee Directors and consultants. Options may be granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options. Any person to whom an Option is granted under this Plan is referred to as an "Optionee." Any person who is the owner of an Option is referred to as a "Holder."

         As used in this Plan, the term "Related Corporation," shall mean any corporation that is a "Parent Corporation" of the Company or "Subsidiary Corporation" of the Company, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions), and the regulations thereunder (as amended from time to time).

4.       STOCK.

         The Board is authorized to grant Options to acquire up to a total of 1,750,000 shares of the Company's authorized but unissued, or reacquired, Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee (subject to the next sentence) or to a different person eligible under Section 3 of this Plan. Any canceled Options will be counted against the maximum number of


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shares with respect to which Options may be granted to the person previously holding the canceled Options.

5.       TERMS AND CONDITIONS OF OPTIONS.

         Each Option granted under this Plan shall be evidenced by a written agreement approved by the Board (the "Agreement"). Agreements may contain such provisions, not inconsistent with this Plan, as the Board in its discretion may deem advisable. All Options also shall comply with the following requirements:

         (a)      Number of Shares and Type of Option.

         Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Board in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Corporation or a predecessor corporation) shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any portion of an Option which exceeds the annual limit shall not be void but rather shall be a Non-Qualified Stock Option.

         (b)      Date of Grant.

         Each Agreement shall state the date the Board has deemed to be the effective date of the Option for purposes of this Plan (the "Date of Grant").

         (c)      Exercise Price.

         Each Agreement shall state the price per share of Common Stock at which it is exercisable. Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

                  (i) The per share exercise price for an Incentive Stock Option shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Board in good faith. With respect to Incentive Stock Options granted to greater-than-ten percent (> 10%) stockholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per


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share of the Common Stock at the Date of Grant as determined by the Board in good faith.

                  (ii) The per share exercise price for a Non-Qualified Stock Option shall not be less than eighty-five percent (85%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Board in good faith. With respect to Non-Qualified Stock Options granted to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Board in good faith.

         (d)      Duration of Options.

         At the time of the grant of the Option, the Board shall designate, subject to paragraph 5(g) below, the expiration date of the Option. The expiration date of any Incentive Stock Option granted to a greater-than-ten percent (> 10%) stockholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five years from the Date of Grant. The expiration date of any other Incentive Stock Option shall not be later than ten (10) years from the Date of Grant. With respect to all other Options, in the absence of action to the contrary by the Board in connection with the grant of a particular Option, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.

          (e)     Vesting Schedule.

          No Option shall be exercisable until it has vested. The vesting schedule for each Option may be specified by the Board at the time of grant of the Option prior to the provision of services with respect to which such Option is granted, but in no event shall the Board specify a vesting schedule which permits an Option to vest at a rate less than twenty percent (20%) per year. If no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:

                  NUMBER OF YEARS                             PERCENTAGE OF
                  FOLLOWING DATE OF GRANT                     TOTAL
                                                              OPTION VESTED
                        One                                       25%
                        Two                                       50%
                        Three                                     75%
                        Four                                     100%

          The Board may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives may be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash


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equivalents, gross margin, the Company's performance relative to its internal business plan or such other basis as determined by the Board. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or such other basis. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee from the Board that the performance objective has been achieved.

          (f)     Acceleration of Vesting.

         The vesting of one or more outstanding options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Sections 5(m) and 5(n) below.

          (g)     Term of Option.

         Vested Options shall terminate, to the extent not previously exercised, upon the first to occur of the following events: (i) the expiration of the Option; (ii) the date of an Optionee's termination of employment or service as a director or consultant with the Company or any Related Corporation for cause (as determined in the sole discretion of the Board); (iii) the expiration of ninety
(90) days from the date of an Optionee's termination of employment or service as a director or consultant with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined below) unless, the exercise period is extended by the Board until a date not later than the expiration date of the Option; or (iv) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of an Optionee's employment or contractual relationship by reason of Disability (as defined below) unless, the exercise period is extended by the Board until a date not later than the expiration date of the Option. If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Board shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Board. Upon making a determination of Disability, the Board shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

          Unless accelerated in accordance with Section 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the


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Company for any reason whatsoever, including death or Disability. For purposes of this Plan, transfer of employment between or among the Company and any Related Corporation, or among Related Corporations shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Board). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

          (h)     Exercise of Options.

          Options shall be exercisable, either all or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. If the vested portion of any Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. In all other cases, no portion of any Option for less than one hundred (100) shares (as adjusted pursuant to Section 5(m) below) may be exercised. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

          Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in
Section 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Section 5(l) hereof.

          (i)     Payment upon Exercise of Option.

          Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier's check. In addition, the Holder, at its or the Company's option, may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

                    (1) by delivering to the Company shares of Common Stock previously held by such Holder which shares of Common Stock received shall have a fair market value at the date of exercise (as determined by the Board) equal to the aggregate exercise price to be paid by the Optionee upon such exercise;


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                    (2)  by delivering a properly executed exercise notice
together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price;

                    (3) by delivering a full recourse promissory note for all or part of the aggregate exercise price, payable on such terms and bearing such interest rate as determined by the Board (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed and in no event more than the maximum interest rate allowed under applicable usury laws), which promissory note may be either secured or unsecured in such manner as the Board shall approve (including, without limitation, by a security interest in the shares of the Company);

                    (4)  by delivering a combination of (1), (2) and (3) above.

          (j)     Net Issue Exercise.

          Notwithstanding the provisions of Paragraph (i), above, if, at the date of making the calculation set forth below, the fair market value of one share of Common Stock is greater than the exercise price of the Option, then in lieu of exercising the Option for cash, the Holder may elect to convert the Option and receive Common Stock equal to the value (as determined below) of the Option (or the portion thereof being exercised) by surrender of the Option together with a notice of the Holder's election to proceed pursuant to this Paragraph (j). In such an event, the Company shall issue to the Holder that number of shares of Common Stock derived utilizing the following formula:

                           Y (A-B)
                  X=       -------
                              A

Where          X    =    the number of shares of Common Stock to be issued to
                         the Holder pursuant to election under this Section 5(j)

                         Y    =    the number of shares of Common Stock
                                   purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being converted and canceled (at the date of such calculation)

                         A    =    the fair market value of one share of Common
                                   Stock (at the date of such calculation)

                         B    =    the exercise price (as adjusted to the date
                                   of such calculation).

For purposes of the above calculation, the "fair market value" of one share of Common Stock shall equal:


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                  (i)    In the event the Option is exercised in connection with
the Company's initial public offering of Common Stock, the per share offering price to the public in such public offering.

                  (ii) In other circumstances in which a public market exists for the Common Stock at the time of such exercise, the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last quoted sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five (5) trading days prior to the date of determination of the fair market value.

                  (iii) In all other circumstances, such value as is established by the Board acting in good faith.

          (k)     Rights as a Stockholder.

          A Holder shall have no rights as a stockholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Sections 5(m) and 5(n) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

          (l)     Transfer of Option.

          No Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void. During the life of the optionee, an Option shall be exercisable only by the optionee.

          (m)     Securities Regulation and Tax Withholding.

                    (1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations hereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares.

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The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

          As a condition to the exercise of an Option, the Board may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Board, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Board also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

                  (2) The Holder shall pay to the Company by certified or cashier's check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Board, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option. Upon approval of the Board, a Holder may satisfy such obligation by complying with one or more of the following alternatives selected by the
Board:

                         (A) by delivering to the Company shares of Common Stock previously held by such Holder or by the Company withholding shares of Common Stock otherwise deliverable pursuant to the exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Board) equal to the tax obligation to be paid by the Optionee upon such exercise; provided that if the Holder is an Insider or if beneficial ownership of the shares issuable upon exercise of the Option is attributable to an Insider pursuant to the regulations under Section 16 of the Exchange Act, the grant of such Option to such Holder was specifically approved (or, in the case of clause (b), ratified) (i) by the entire Board or a committee of the Board composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3(b)(3)(i) of the Exchange
                  Act) or (ii) in compliance with Section 14 of the Exchange Act by the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the


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                  laws of the state of incorporation of the Company, or the
                  written consent of the holders of a majority of the securities of the Company entitled to vote, so long as such ratification occurred no later than the date of the next annual meeting of stockholders; or

                         (B) by executing appropriate loan documents approved by the Board by which the Holder borrows funds from the Company to pay the withholding taxes due under this Paragraph 2, with such repayment terms as the Board shall select.

                  (3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Board, until the Board is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

          (n)     Stock Dividend, Reorganization or Liquidation.

                  (1) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Board shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option, the exercise price per share or both so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Board, the Company, the Company's stockholders, or any Holder.

                  (2) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, the Board may, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option, the exercise price per share or both so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Board, the Company, the Company's stockholders, or any Holder.

                  (3) If the Company is liquidated or dissolved, the Board may allow the Holders of any outstanding Options to exercise all or any part of the unvested portion of the Options held by them, provided they do so prior to the effective date of such liquidation or dissolution. If the Holders do not exercise their Options prior to such


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effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

                        (4) The foregoing adjustments in the shares subject to Options shall be made by the Board, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

                        (5) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

        (o)    Change in Control.

                        (1) Any and all Options that are outstanding under the Plan at the time of occurrence of any of the events described in Subparagraphs
(A), (B), (C) and (D) below (an "Eligible Option") shall become immediately vested and fully exercisable for the periods indicated (each such exercise period referred to as an "Acceleration Window"):

                              (A)  For a period of forty-five (45) days
                        beginning on the day on which any Person together with all Affiliates and Associates (as such terms are defined below) of such Person shall become the Beneficial Owner (as defined below) of fifty percent (50%) or more of the shares of Common Stock then outstanding, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan;

                              (B)  Beginning on the date that a tender or
                        exchange offer for Common Stock by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Exchange Act and continuing so long as such offer remains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the Beneficial Owner of less than fifty percent (50%) of the shares of Common Stock then outstanding;

                              (C) For a period of twenty (20) days beginning on the day on which the stockholders of the Company (or, if later, approval by the stockholders of any Person) duly approve any merger,


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                        consolidation, reorganization or other transaction
                        providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of Common Stock into securities of any Person, or cash, or property, or a combination of any of the foregoing, unless the holders of the voting stock of the Company immediately prior to such transaction hold not less than fifty percent (50%) of the voting rights in the surviving entity; or

                              (D) For a period of twenty (20) days beginning on the day on which, at any meeting of the stockholders of the Company involving a contest for the election of directors, individuals constituting a majority of the Board who were not the Board's nominees for election immediately prior to the meeting are elected; provided, however, that with respect to the events specified in Subparagraphs (A), (B) and (C) above, such accelerated vesting shall not occur if the event that would otherwise trigger the accelerated vesting of Eligible Options has received the prior approval of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are directors or officers of, or have a material financial interest in any Person (other than the Company) who is a party to the event specified in Subparagraph (A), (B) or (C) above which otherwise would trigger acceleration of vesting and provided, further, that no Option which is to be converted into an option to purchase shares of Exchange Stock as stated at item (3) below shall be accelerated pursuant to this Section 5(n).

                        (2) The exercisability of any Eligible Option which remains unexercised following expiration of an Acceleration Window shall be governed by the vesting schedule and other terms of the Agreement representing such Option.

                        (3) If the stockholders of the Company receive shares of capital stock of another Person ("Exchange Stock") in exchange for or in place of shares of Common Stock in any transaction involving any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of all or substantially all outstanding shares of Common Stock into Exchange Stock, then at the closing of such transaction all Options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company (by the affirmative vote of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are directors or officers of, or have a material financial interest in the Person issuing the Exchange Stock and any Affiliate of such Person), in its sole discretion, determines that any or all such Options granted hereunder shall not be so converted but instead shall terminate. The amount and price of converted Options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the shares of Exchange Stock the holders of the Common Stock received in such merger, consolidation, reorganization or other


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

transaction. Unless altered by the Board, the vesting schedule set forth in the Agreement shall continue to apply to the Options granted for Exchange Stock.

        For the purposes of this Section 5(n): (i) "Person" shall include any individual, firm, corporation, partnership or other entity; (ii) "Affiliate" and "Associate" shall have the meanings assigned to them in Rule 12b-2 under the Exchange Act; and (iii) "Beneficial Owner" shall have the meaning assigned to it in Rule 16a-I under the Exchange Act.

6.      EFFECTIVE DATE; TERM.

        This Plan shall be effective as of September 1, 1996. Incentive Stock Options may be granted by the Board from time to time thereafter until the tenth anniversary of such date. Non-Qualified Stock Options may be granted until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination. Any Options granted by the Board prior to the approval of this Plan by the stockholders of the Company shall be granted subject to ratification of this Plan by the stockholders of the Company within twelve (12) months after this Plan is adopted by the Board. The Board may require any stockholder approval that it considers necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement. If such stockholder ratification is sought within twelve (12) months after this Plan is adopted by the Board and such stockholder ratification is not obtained, each and every Option granted under this Plan shall be null and void and shall convey no rights to the Holder thereof.

7.      NO OBLIGATIONS TO EXERCISE OPTION.

        The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

8.      NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

        Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Board, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or any Related Corporation will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Corporation's right to terminate Optionee's employment at any time, which right is hereby reserved.

9.      APPLICATION OF FUNDS.

        The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.


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10.     INDEMNIFICATION OF BOARD.

        In addition to all other rights of indemnification they may have as members of the Board, directors shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such director is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the director involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

11.     AMENDMENT OF PLAN.

        The Board may, at any time, modify, amend or terminate this Plan or modify or amend Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, however, no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder; provided further, that the events triggering acceleration of vesting of outstanding Options may be modified, expanded or eliminated without the consent of Holders. The Board may condition the effectiveness of any such amendment on the receipt of stockholder approval at such time and in such manner as the Board may consider necessary for the Company to comply with or to avail the Company, the Optionees or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Without limiting the generality of the foregoing, the Board may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

Date Approved by Board of Directors of Company:
Date Approved by Stockholders of Company:

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